Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion on Amendment No. 3 of Form S-1/A of our report dated April 11, 2019 on the consolidated financial statements of Coro Global, Inc. (F/K/A Hash Labs, Inc.) for the year ended December 31, 2018.

We consent to the reference to our firm under caption "Experts" in the registration statement.

/s/ LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

January 23, 2020